Exhibit 99.1

One Stop Systems Appoints David Raun as Interim President and CEO

Escondido, CA – February 18, 2020 – One Stop Systems, Inc. (Nasdaq: OSS), the leading provider of specialized high performance computing solutions for mission critical edge applications, has appointed company director, David Raun, as interim president and CEO, succeeding Steve Cooper, who will continue as a member of the board of the directors. Raun will serve in the interim capacity until the board selects a new president and CEO.

“The Board of Directors of One Stop Systems believes that there are substantial opportunities to significantly enhance shareholder value,” said Ken Potashner, chairman of the board. “The OSS board of directors has decided that a change in leadership is required to achieve that objective. We want to recognize Steve’s leadership and contributions over the years, and we look forward to his continued contribution as a director. David’s extensive executive and board experience made him ideally suited for this position.”

Raun brings to the interim position more than 24 years of senior management and board experience, including serving on the board of OSS since December 2016 and on its audit committee since April 2018. He previously served as president and COO of ASSIA, a Silicon Valley-based SaaS provider serving broadband service providers worldwide. Earlier he served as president, CEO and a director of PLX Technology, a Nasdaq-traded company, where he led the company to achieving record revenue, profits and market dominance before its eventual acquisition by Avago (now Broadcom). He holds a B.S. in computer and electrical engineering from University of California, Santa Barbara.

About One Stop Systems

One Stop Systems, Inc. (OSS) designs and manufactures innovative specialized ultra-high-performance computing building blocks and platforms for OEMs that provide edge systems to scientists, engineers, creators and other professionals for their mission critical applications. These specialized platforms include customized servers, compute accelerators, flash storage arrays, expansion systems and storage software. The products are used for deep learning, AI, defense, finance and entertainment applications.

OSS utilizes the power of PCI Express, the latest GPU accelerators and NVMe flash cards to build award-winning systems, including many industry firsts, for OEMs and government customers. The company enables AI on the Fly® by bringing AI datacenter performance to ‘the edge’ and on mobile platforms, and by addressing the entire AI workflow, from high speed data acquisition to deep learning, training and inference. OSS products are available directly or through global distributors. For more information, go to www.onestopsystems.com.

Forward-Looking Statements

One Stop Systems cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by One Stop Systems that any of our plans will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including, without limitation: the performance of our products, technology, and their intended application and use, industry trends regarding deployment of computing power in the field, our ability to quickly identify a successor CEO and provide for a seamless transition and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Media Contact

Katie Rivera

One Stop Systems, Inc.

Tel (760) 745-9883

Investor Relations

Ronald Both or Grant Stude

CMA

Tel (949) 432-7557